SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form N-1A
                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940
                                AMENDMENT NO. 13                       X
                                File No. 811-7395

                                  GROWTH TRUST
               (Exact Name of Registrant as Specified in Charter)

             200 Ameriprise Financial Center, Minneapolis, MN 55474
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: (612) 330-9283

                                  Leslie L. Ogg,
         901 S. Marquette Avenue, Suite 2810 Minneapolis, MN 55402-3268
                     (Name and Address of Agent for Service)

Information about Growth Trends Portfolio is incorporated by reference from AXP Dimensions Series, Inc. Registration Statement No. 2-28529, 497 (the Feeder Fund Filing), filed electronically on or about October 17, 2005.

As used in this document, "the Portfolio" refers to the portfolio of the Trust.

                                     PART A

Items 1-3:

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 2(b) of Section B of the General Instructions to Form N-1A.

Item 4:


OBJECTIVE

The Portfolio seeks to provide shareholders with long-term growth of capital. Because any investment involves risk, achieving this objective cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

Under normal market conditions, at least 80% of the Portfolio's net assets are invested in equity securities of companies with a market capitalization greater than $5 billion at the time of purchase. The Portfolio may invest in income-producing equity securities, such as dividend paying stocks, convertible securities and preferred stocks. The Portfolio will provide shareholders with at least 60 days' notice of any change in the 80% policy.

In pursuit of the Portfolio's objective, the investment manager (RiverSource Investments, LLC) will hold both growth and value companies and at times may favor one more than the other based on available opportunities.

When optimizing for growth, the investment manager invests in companies it believes to have above-average long-term growth potential, or technological superiority, and it selects investments based, among other factors, on:

   o Effective management.

   o Financial strength.

   o Competitive market or product position.

   o Technological advantage relative to other companies.

When optimizing for value, the investment manager invests in companies that appear to be undervalued by various measures or that may be temporarily out of favor, but have good prospects for capital appreciation, and it selects investments based, among other factors, on:

o Identifying a variety of large, well-established companies whose underlying fundamentals are stable, or are anticipated to become stable, or whose fundamentals are improving.

o  Identifying stocks that are undervalued:

   o because they have one or more ratios, such as price-to-earnings or price-to-cash flow, that are low relative to the general market, or have a yield that exceeds the market,

   o because one or more of their valuation ratios are low relative to historical levels for the stock,

   o because one or more of their valuation ratios or other financial measures make that stock attractive relative to its peers, or

   o because they are undervalued relative to their intrinsic value, as identified by the investment manager.

In evaluating whether to sell a security, the investment manager considers factors including, among others whether:

o  The security is overvalued relative to other potential investments.

o  The security has reached the investment manager's price objective.

o The company has met the investment manager's earnings and/or growth expectations.

o Potential losses, due to factors such as a market down-turn, can be minimized.

o  A more attractive opportunity has been identified.

PRINCIPAL RISKS

This Portfolio is designed for investors with above-average risk tolerance. Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Portfolio include:

Active Management Risk. The Portfolio is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to make investment decisions that are suited to achieving the Portfolio's investment objective. Due to its active management, the Portfolio could underperform other mutual funds with similar investment objectives.

Issuer Risk. An issuer may perform poorly, and therefore, the value of its stocks and bonds may decline. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.

Market Risk. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Portfolio to underperform other mutual funds if that style falls out of favor with the market.

OTHER INVESTMENT STRATEGIES AND RISKS

Other Investment Strategies. In addition to the principal investment strategies previously described, the Portfolio may invest in other securities and may use other investment strategies that are not principal investment strategies. Additionally, the Portfolio may use derivatives (financial instruments where the value depends upon, or is derived from, the value of something else) such as futures, options and forward contracts, to produce incremental earnings, to hedge existing positions or to increase flexibility. Just as with securities in which the Portfolio invests directly, derivatives are subject to a number of risks, including market, liquidity, interest rate and credit risk. In addition, a relatively small price movement in the underlying security, currency or index may result in a substantial gain or loss for the Portfolio using derivatives. Even though the Portfolio's policies permit the use of derivatives in this manner, the portfolio managers are not required to use derivatives. For more information on strategies and holdings, and the risks of such strategies, including other derivative instruments that the Portfolio may use, see the Feeder Fund's Statement of Additional Information (SAI) and its annual and semiannual reports.

Fund Holdings Disclosure. The Portfolio and Feeder Fund's Boards have adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by the Portfolio. A description of these policies and procedures is included in the Feeder Fund's SAI.

Item 5:


Portfolio Manager(s). The portfolio managers responsible for the Portfolio's day-to-day management are:

Robert Ewing, CFA, Portfolio Manager

o  Managed the Fund since 2005.

o Joined RiverSource Investments (previously American Express Financial Corporation (AEFC)) in 2002.

o Prior to that, Analyst and Portfolio Manager at Fidelity Investments from 1990 to 2002.

o  Began investment career in 1988.

o  BS, Boston College Carroll School of Management.

Nick Thakore, Portfolio Manager

o  Managed the Fund since 2005.

o  Joined RiverSource Investments (previously AEFC) in 2002.

o Prior to that, Analyst and Portfolio Manager at Fidelity Investments from 1993 to 2002.

o  Began investment career in 1993.

o  MBA, Wharton School at University of Pennsylvania.

Mr. Thakore provides direct day-to-day management for approximately one-third of the portfolio optimizing for growth. Mr. Ewing provides direct day-to-day management for approximately one-third of the portfolio optimizing for value. Messrs. Ewing and Thakore coordinate day-to-day management of the remainder of the portfolio, allocating approximately one-third of the portfolio among a team of research analysts who select investments in their allocations based on the sectors that they cover. These allocations are generally consistent with the sector weightings of the S&P 500 Index, an unmanaged index of common stocks, but allocations may vary.

The SAI provides additional information about portfolio manager compensation, management of other accounts and ownership of shares in the Fund.

Investment Manager

RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds, and is a wholly owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, institutional trust and custody, and employee benefit plan administration, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.

The Portfolio pays RiverSource Investments a fee for managing its assets. The Feeder Fund pays its proportionate share of the fee. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.45% of the Portfolio's average daily net assets, including an adjustment under the terms of a performance incentive arrangement. The adjustment is computed by comparing the Portfolio's performance to the performance of an index of comparable funds published by Lipper Inc. The index against which the Portfolio's performance is currently measured (since Nov. 1, 2005) for purposes of the performance incentive adjustment is the Lipper Large-Cap Core Funds Index. Through Oct. 31, 2005, the Fund's performance was measured against the Lipper Large-Cap Growth Funds Index. In certain circumstances, the Portfolio and Feeder Fund's Boards may approve a change in the index. The maximum adjustment (increase or decrease) is 0.12% of the Portfolio's average net assets on an annual basis. See the SAI for more information. Under the Agreement, the Portfolio also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Portfolio's most recent shareholder report.

Manager of Manager Exemption. The Portfolio and Feeder Fund operate under an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for the Portfolio without first obtaining shareholder approval. The order permits the Portfolio to add or change unaffiliated subadvisers or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

Affiliated Funds-of-Funds. RiverSource Investments also serves as investment manager to the RiverSource Portfolio Builder Funds (Portfolio Builder Funds), a group of six funds-of-funds that provide asset-allocation services to shareholders by investing in shares of other RiverSource funds, including the Feeder Fund. The Feeder Fund may experience relatively large purchases or redemptions from the Portfolio Builder Funds. Although RiverSource Investments seeks to minimize the impact of these transactions by structuring them over a reasonable period of time, the Portfolio may experience increased expenses as it buys and sells securities to manage transactions for the Portfolio Builder Funds. In addition, because the Portfolio Builder Funds may own a substantial portion of the Feeder Fund, a redemption by the Portfolio Builder Funds could cause the Feeder Fund's expense ratio to increase as the Feeder Fund's fixed costs would be spread over a smaller asset base. RiverSource Investments monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments will report to the Portfolio and Feeder Fund's Board on the steps it has taken to manage any potential conflicts.


Item 6:

Net asset value (NAV) is the total value of the Portfolio's investments and other assets less any liabilities. Each unit has a value of $1.00. The Portfolio is deemed to have outstanding the number of units equal to its NAV and each unitholder is deemed to hold the number of units equal to its proportionate investment in the Portfolio. NAV is calculated at the close of business on the New York Stock Exchange (NYSE), normally 4 p.m. Eastern time, on each day that the NYSE is open.

Redemptions are processed on any date on which the Portfolio is open for business and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in good form.

Payment for redeemed units will be made promptly, but in no event later than seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the Investment Company Act of 1940, as amended (the1940 Act). The Portfolio reserves the right upon 30-days' written notice to redeem, at net asset value, the units of any unitholder whose account has a value of less than $100,000 as a result of voluntary redemptions. Redemptions are taxable events, and the amount received upon redemption may be more or less than the amount paid for the units depending upon the fluctuations in the market value of the assets owned by the Portfolio.

The Portfolio's units are not registered under the Securities Act of 1933, as amended (the1933 Act) and may not be sold publicly. Instead, units are offered pursuant to exemptions from the 1933 Act in private transactions.

Units are offered only to other investment companies and certain institutional investors. All units are sold without a sales charge. All investments in the Portfolio are credited to the unitholder's account in the form of full and fractional units of the Portfolio (rounded to the nearest 1/1000 of a unit). The Portfolio does not issue stock certificates.

There is no minimum or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

The Portfolio is identified as a partnership for tax purposes and is not subject to any federal income tax. However, each unitholder in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain pursuant to the rules governing the unitholders. The determination of each unitholder's share will be made in accordance with the Internal Revenue Code of 1986, as amended (the
Code), regulations promulgated thereunder and the Declaration of Trust.

It is intended that the Portfolio's assets, income and distributions will be managed to satisfy the requirements of Subchapter M of the Code assuming that a unitholder invests all its assets in the Portfolio.

There are tax issues that are relevant to unitholders who purchase units with assets rather than cash. Such purchases will not be taxable provided certain requirements are met. Unitholders are advised to consult their own tax advisors about the tax consequences of investing in the Portfolio.

Please also refer to the response given to Item 17.

Item 7:

Not applicable.

Item 8:

Response to this item has been omitted pursuant to Form N-1A General Instructions, Section B, Paragraph 2(b).

                                     PART B

Item 9:

Units in the Portfolio are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, common or commingled trust funds or similar organizations or entities that are accredited investors within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act. Organizations or entities that become holders of units of beneficial interest of the Trust are referred to as unitholders.

Item 10:

Growth Trust (the Trust) is an open-end management investment company organized as a Massachusetts business trust on Oct. 2, 1995. The Trust consists of two series: Growth Portfolio and Growth Trends Portfolio.

Item 11:

Please refer to Part B of the Feeder Fund Filing and the response given to Item 10.

Item 12:

The Trust has a board of trustees (the board) that has primary responsibility for the overall management of the Trust. It elects officers and retains service providers to carry out day-to-day operations.

Please refer to Part B of the Feeder Fund Filing.

Item 13:

As of 30 days prior to the date of this filing, the following entities held more than 5% of the outstanding units of the Portfolios:



Portfolio                             Unitholder                                 Percentage of ownership

Growth Trends                         RiverSource New Dimensions Fund                    99.99%

Item 14:

Please refer to Part B of the Feeder Fund Filing.

Transfer Agency and Administrative Services Agreement

The Trust, on behalf of the Portfolio, has a Transfer Agency and Administrative Services Agreement with RiverSource Service Corporation, 70100 Ameriprise Financial Center, Minneapolis, MN 55474. This Agreement governs the responsibility for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing unitholder account administration agent functions in connection with the issuance, exchange and redemption or repurchase of the Portfolio's units. The fee is determined by multiplying the number of unitholder accounts at the end of the day by a rate of $1 per year and dividing by the number of days in that year.

Placement Agent Agreement

Ameriprise Financial Services, Inc. (the Placement Agent), a wholly-owned subsidiary of Ameriprise Financial, Inc. (the Advisor), serves as the Placement Agent for the Trust. The Placement Agent is located at 200 Ameriprise Financial Center, Minneapolis, MN 55474.

Custodian

Ameriprise Trust Company (Custodian) serves as custodian for the Trust. The Custodian is located at 200 Ameriprise Financial Center, Minneapolis, MN 55474. The Custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the Portfolio pays the custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.

The Custodian may enter into a sub-custodian agreement with the Bank of New York, 90 Washington Street, New York, NY 10286. As part of this arrangement, securities purchased outside the United States are maintained in the custody of various foreign branches of Bank of New York or in other financial institutions as permitted by law and by the Portfolio's sub-custodian agreement.

Item 15:

Please refer to Part B of the Feeder Fund Filing.

Item 16:

The Declaration of Trust authorizes the issuance of units of beneficial interest in the Trust without par value. Each unit of the Portfolio has one vote and shares equally in dividends and distributions, when and if declared by the board, and in the Portfolio's net assets upon liquidation. All units, when issued, are fully paid and non-assessable. There are no preemptive, conversion or exchange rights.

The board may classify or reclassify any unissued units of the Trust into units of any series by setting or changing in any one or more respect, from time to time, prior to the issuance of such units, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, or qualifications, of such units. Any such classification or reclassification will comply with the provisions of the 1940 Act.

The overall management of the business of the Portfolio is vested with the board members. The board members approve all significant agreements between the Portfolio and persons or companies furnishing services to the Portfolio. The day-to-day operations of the Portfolio are delegated to the officers of the Trust subject to the investment objective and policies of the Portfolio, the general supervision of the board members and the applicable laws of the Commonwealth of Massachusetts.

Generally, there will not be annual meetings of unitholders. Unitholders may remove board members from office by votes cast at a meeting of unitholders or by written consent.

Under Massachusetts law, unitholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Declaration of Trust disclaims unitholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust. The Declaration of Trust provides for indemnification out of the Trust property for all loss and expense of any unitholder of the Trust held liable on account of being or having been a unitholder. Thus, the risk of a unitholder incurring financial loss on account of unitholder liability is limited to circumstances in which the Trust would be unable to meet its obligations wherein the complaining party was held not to be bound by the disclaimer.

The Declaration of Trust further provides that the board members will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a board member against any liability to which the board member would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involving the conduct of his or her office. The Declaration of Trust provides for indemnification by the Trust of the board members and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust unitholders to which he or she would otherwise be subjected by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust also authorizes the purchase of liability insurance on behalf of board members and officers.

Item 17:

The information in response to this item is provided in addition to information provided in Item 6 in Part A.

Redeeming Units

Unitholders have a right to redeem units at any time.

During an emergency, the board can suspend the computation of NAV, stop accepting payments for purchase of units or suspend the duty of the Portfolio to redeem units for more than seven days. Such emergency situations would occur if:

`The New York Stock Exchange (the Exchange) closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

`Disposal of the Portfolio's securities is not reasonably practicable or it is not reasonably practicable for the Portfolio to determine the fair value of its net assets, or

`The Securities and Exchange Commission (SEC), under the provisions of the 1940 Act, as amended, declares a period of emergency to exist.

Should the Portfolio stop selling units, the board members may make a deduction from the value of the assets held by the Portfolio to cover the cost of future liquidations of the assets so as to distribute fairly these costs among all unitholders.

Redemptions By The Portfolio

The Portfolio reserves the right to redeem, involuntarily, the units of any unitholder whose account has a value of less than a minimum amount but only where the value of such account has been reduced by voluntary redemption of units. Until further notice, it is the policy of the Portfolio not to exercise this right with respect to any unitholder whose account has a value of $100,000 or more. In any event, before the Portfolio redeems such units and sends the proceeds to the unitholder, it will notify the unitholder that the value of the units in the account is less than the minimum amount and allow the unitholder 30 days to make an additional investment in an amount which will increase the value of the accounts to at least $100,000.

Redemptions In Kind

The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the Portfolio to redeem units in cash, with respect to any one unitholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the Portfolio at the beginning of such period. Although redemptions in excess of this limitation would normally be paid in cash, the Portfolio reserves the right to make payments in whole or in part in securities or other assets in case of an emergency, or if the payment of a redemption in cash would be detrimental to the existing unitholders of the Trust as determined by the board. In such circumstances, the securities distributed would be valued as set forth in Item 17 of Part B. Should the Portfolio distribute securities, a unitholder may incur brokerage fees or other transaction costs in converting the securities to cash.

Despite its right to redeem units through a redemption-in-kind, the Portfolio does not expect to exercise this option unless that Portfolio has an unusually low level of cash to meet redemptions and/or is experiencing unusually strong demands for cash.

Valuing Portfolio Interests

The number of units held by each unitholder is equal to the value in dollars of that unitholder's interest in the Portfolio. The dollar value of a unitholder's interest in the Portfolio is determined by multiplying the unitholder's proportionate interest by the NAV of that Portfolio.

In determining net assets before unitholder transactions, the securities held by the Portfolio are valued as follows as of the close of business of the Exchange:

`Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

`Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

`Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

`Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

`Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

`Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the current rate of exchange.

`Occasionally, events affecting the value of securities occur between the time the primary market on which the securities are traded closes and the close of the Exchange. If events materially affect the value of securities, the securities will be valued at their fair value according to procedures decided upon in good faith by the board. This occurs most commonly with foreign securities, but may occur in other cases. The fair value of a security is likely to be different from the quoted or published price.

`Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

`Securities without a readily available market price and other assets are valued at fair value as determined in good faith by the board. The board is responsible for selecting methods it believes provide fair value. When possible, bonds are valued by a pricing service independent from the Portfolio. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

Item 18:

The information in response to this item is provided in Item 6 of Part A.

Item 19:

The information in response to this item is provided in Item 14 of Part B.

Item 20:

Not applicable.

Item 21:

Please refer to the financial statements of the Portfolio in Part B of the Feeder Fund Filing.

PART C. OTHER INFORMATION

Item 22.  Exhibits

(a) Declaration of Trust, dated Oct. 2, 1995, filed electronically on or about Nov. 1, 1995 as Exhibit 1 to Registrant's initial Registration Statement No. 811-7395, is incorporated by reference.

(b) By-laws, amended Jan. 11, 2001 filed electronically as Exhibit (b) to Registrant's Amendment No. 8 to Registration Statement No. 811-7395 filed on or about Sept. 27, 2001, is incorporated by reference.

(c) Purchase Agreement dated July 14, 2000 between Growth Trust and American Express Financial Corporation is incorporated herein by reference to Exhibit (c) to Registrant's Amendment No. 8 filed on or about Sept. 27, 2001.

(d) Investment Management Services Agreement between Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Financial Corporation, dated December 1, 2002, filed electronically on or about Sept. 25, 2003 as Exhibit (d) to Registrant's Amendment No. 10 to Registration Statement No. 811-7395, is incorporated by reference.

(e)       Underwriting Contracts: Omitted pursuant to Form N-1A instructions.

(f)       Bonus or Profit Sharing Contracts: Not Applicable.

(g)(1) Custodian Agreement between Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Trust Company, dated May 13, 1996, filed electronically on or about Sept. 26, 1997 as Exhibit 8(a) to Registrant's Amendment No. 4 to Registration Statement No. 811-7395, is incorporated by reference.

(g)(2) Custodian Agreement Amendment between Growth and Income Trust and American Express Trust Company, dated Oct. 9, 1997, filed electronically on or about Nov. 26, 1997 as Exhibit 8(c) to Amendment No. 4 to Registration Statement No. 811-7393, is incorporated by reference. Registrant's Custodian Agreement Amendments differ from the one incorporated by reference only by the fact that Registrant is one executing party representing the three underlying portfolios.

(g)(3) Custodian Agreement dated May 13, 1999 between American Express Trust Company and The Bank of New York is incorporated by reference to Exhibit (g)(3) to IDS Precious Metals Fund, Inc. Post-Effective Amendment No. 33 to Registration Statement File No. 2-93745 filed on or about May 24, 1999.

(g)(4) Custodian Agreement First Amendment between American Express Trust Company and The Bank of New York, dated December 1, 2000, filed electronically as Exhibit (g)(4) to AXP Precious Metals Fund, Inc. Post-Effective Amendment No. 37 to Registration Statement No. 2-93745, filed on or about May 28, 2002 is incorporated by reference.

(g)(5) Custodian Agreement Second Amendment between American Express Trust Company and The Bank of New York, dated June 7, 2001, filed electronically as Exhibit (g)(5) to AXP Precious Metals Fund, Inc. Post-Effective Amendment No. 37 to Registration Statement No. 2-93745, filed on or about May 28, 2002 is incorporated by reference.

(g)(6) Custodian Agreement Amendment between American Express Trust Company and The Bank of New York, dated January 31, 2002, filed electronically as Exhibit (g)(6) to AXP Precious Metals Fund, Inc. Post-Effective Amendment No. 37 to Registration Statement No. 2-93745, filed on or about May 28, 2002 is incorporated by reference.

(g)(7) Custodian Agreement Amendment between American Express Trust Company and The Bank of New York, dated April 29, 2003, filed electronically as Exhibit (g)(8) to AXP Partners Series, Inc.
          Post-Effective Amendment No. 7 to Registration Statement No. 333-57852, filed on or about May 22, 2003 is incorporated by reference.

(h)(1) Placement Agent Agreement between Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Financial Advisors Inc., dated May 13, 1996, filed electronically on or about Sept. 26, 1997 as Exhibit 9(c) to Registrant's Amendment No. 4 to Registration Statement No. 811-7395, is incorporated by reference.

(h)(2) Transfer Agency and Administrative Services Agreement dated Jan. 1, 1998 between Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Client Service Corporation filed electronically on or about September 28, 1999, as Exhibit (h)(3) to Registrant's Amendment No. 6 to Registration Statement No. 811-7395 is incorporated by reference.

(i)       Legal Opinion: Omitted pursuant to Form N-1A instructions.

(j)       Other Opinions: Omitted pursuant to Form N-1A instructions.

(k) Omitted Financial Statements: Omitted pursuant to Form N-1A instructions.

(l) Subscription Agreement dated April 16, 1996 filed electronically on or about September 28, 1999, as Exhibit (l) to Registrant's Amendment No. 6 to Registration Statement No. 811-7395 is incorporated by reference.

(m)       Rule 12b-1 Plan: Not Applicable.

(n)       Rule 18f-3 Plan: Not Applicable.

(o)       Reserved.

(p)(1) Code of Ethics adopted under Rule 17j-1 for Registrant filed electronically on or about March 28, 2005 as Exhibit (p)(1) to AXP Selected Series, Inc.'s Post-Effective Amendment No. 42 to Registration Statement No. 2-93745, is incorporated by reference.

(p)(2) Code of Ethics adopted under Rule 17j-1 for Registrant's investment adviser dated January 2005, filed electronically on or about January 27, 2005 as Exhibit (p)(2) to AXP Equity Series, Inc. Post-Effective Amendment No. 99 to Registration Statement No. 2-13188 is incorporated by reference.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004, filed electronically as Exhibit (q)(1) to Registrant's Amendment No. 12 to Registration Statement No. 811-7395, is incorporated by reference.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002, filed electronically as Exhibit (q)(2) to Registrant's Amendment No. 9 to Registration Statement No. 811-7395, is incorporated by reference.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 18, 2002, filed electronically as Exhibit
          (q)(3) to Registrant's Amendment No. 9 to Registration Statement No. 811-7395, is incorporated by reference.

Item 24. Persons Controlled by or Under Common Control with Registrant:

         None.

Item 25. Indemnification

The Articles of Incorporation of the registrant provide that the Fund shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that she or he is or was a director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, and the Fund may purchase liability insurance and advance legal expenses, all to the fullest extent permitted by the laws of the State of Minnesota, as now existing or hereafter amended. The By-laws of the registrant provide that present or former directors or officers of the Fund made or threatened to be made a party to or involved (including as a witness) in an actual or threatened action, suit or proceeding shall be indemnified by the Fund to the full extent authorized by the Minnesota Business Corporation Act, all as more fully set forth in the By-laws filed as an exhibit to this registration statement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Any indemnification hereunder shall not be exclusive of any other rights of indemnification to which the directors, officers, employees or agents might otherwise be entitled. No indemnification shall be made in violation of the Investment Company Act of 1940.

Item 26.          Business and Other Connections of Investment Adviser (Ameriprise Financial, Inc.)

Directors and officers of Ameriprise Financial Inc. who are directors and/or officers of one or more other companies:

Name and Title                      Other company(s)                  Address*                Title within other
                                                                                                   company(s)
-------------------------       -----------------------      -------------------------    -----------------------
Gumer C. Alvero                 American Centurion Life      20 Madison Ave. Extension    Director and Vice President - Annuities
Vice President - General        Assurance Company            P.O. Box 5555
Manager Annuities                                            Albany, NY  12205-0555

                                American Enterprise Life                                  President and Director
                                Insurance Company

                                American Enterprise                                       President
                                REO 1, LLC

                                Ameriprise Financial                                      Vice President - General Manager
                                Services, Inc.                                            Annuities

                                American Express Insurance                                Director and Vice President
                                Agency of Alabama Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Arizona Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Maryland Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Massachusetts Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of New Mexico Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Oklahoma Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Wyoming Inc.

                                American Partners Life       1751 Ameriprise              Director and President
                                Insurance Company            Financial Center
                                                             Minneapolis MN  55474

                                IDS Life Insurance Company                                Director and Executive Vice
                                                                                          President - Annuities

                                IDS Life Insurance Company   P.O. Box 5144                Director and Vice President -
                                of New York                  Albany, NY  12205            Annuities

Neysa M. Alecu                  Advisory Capital Partners LLC                             Money Laundering
Money Laundering                                                                          Prevention Officer
Prevention Officer
                                Advisory Capital Strategies                               Money Laundering
                                Group Inc.                                                Prevention Officer

                                Advisory Convertible Arbitrage LLC                        Money Laundering
                                                                                          Prevention Officer

                                Advisory Select LLC                                       Money Laundering
                                                                                          Prevention Officer

                                American Enterprise                                       Money Laundering
                                Investment Services, Inc.                                 Prevention Officer

                                American Enterprise REO 1 LLC                             Money Laundering
                                                                                          Prevention Officer

                                RiverSource Investments, LLC                              Money Laundering
                                                                                          Prevention Officer

                                American Express Asset Management                         Money Laundering
                                International, Inc.                                       Prevention Officer

                                RiverSource Service Corporation                           Money Laundering
                                                                                          Prevention Officer

                                American Express Corporation                              Money Laundering
                                                                                          Prevention Officer

                                Ameriprise Financial Services, Inc.                       Money Laundering
                                                                                          Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Alabama Inc.                                    Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Arizona Inc.                                    Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Idaho Inc.                                      Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Maryland Inc.                                   Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Massachusetts Inc.                              Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Nevada Inc.                                     Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of New Mexico Inc.                                 Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Oklahoma Inc.                                   Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Texas Inc.                                      Prevention Officer

                                American Express Insurance                                Money Laundering
                                Agency of Wyoming Inc.                                    Prevention Officer

                                Ameriprise Auto & Home Insurance                          Money Laundering
                                Casualty Insurance Agency                                 Prevention Officer

                                Boston Equity General                                     Money Laundering
                                Partner LLC                                               Prevention Officer

                                IDS Cable Corporation                                     Money Laundering
                                                                                          Prevention Officer

                                IDS Cable II Corporation                                  Money Laundering
                                                                                          Prevention Officer

                                IDS Capital Holdings Inc.                                 Money Laundering
                                                                                          Prevention Officer

                                IDS Life Insurance Company                                Money Laundering
                                                                                          Prevention Officer

                                IDS Management Corporation                                Money Laundering
                                                                                          Prevention Officer

Ward D. Armstrong               Ameriprise Financial                                      Senior Vice President -
Senior Vice President -         Services Inc.                                             Retirement Services and RiverSource
Retirement Services                                                                       Investments
and RiverSource Investments
                                RiverSource                                               Director and Senior Vice President
                                Investments, LLC

                                Ameriprise Trust                                          Director and Chairman of
                                Company                                                   the Board

                                Kenwood Capital Management LLC                            Manager

                                American Express Asset                                    Director
                                Management International Inc.

John M. Baker                   Ameriprise Financial                                      Vice President - Chief Client
Vice President - Plan Sponsor   Services Inc.                                             Service Officer
Services
                                RiverSource                                               Vice President
                                Investments, LLC

                                Ameriprise Trust                                          Director and Senior Vice President
                                Company

Dudley Barksdale                Ameriprise Financial                                      Vice President - Service
Vice President - Service        Services Inc.                                             Development
Development

Timothy V. Bechtold             American Centurion Life      20 Madison Ave. Extension    Director, President and Chief
Vice President -                Assurance Company            P.O. Box 5555                Executive Officer
Insurance Products                                           Albany, NY  12205-0555
                                American Enterprise Life                                  Director
                                Insurance Company

                                Ameriprise Financial                                      Vice President - Insurance
                                Services Inc.                                             Products

                                American Express Insurance                                Director, President and Chief
                                Agency of Alabama Inc.                                    Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Arizona Inc.                                    Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Idaho Inc.                                      Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Maryland Inc.                                   Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Massachusetts Inc.                              Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Nevada Inc.                                     Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of New Mexico Inc.                                 Executive Officer

                                American Express Insurance                                Director and President and Chief
                                Agency of Oklahoma Inc.                                   Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Wyoming Inc.                                    Executive Officer

                                American Partners Life                                    Director and Vice President-Insurance
                                Insurance Company                                         Products

                                IDS Life Insurance Company                                Director and President

                                IDS Life Insurance Company   P.O. Box 5144                Director, President and Chief
                                of New York                  Albany, NY 12205             Executive Officer

                                IDS REO 1, LLC                                            President

                                IDS REO 2, LLC                                            President

Kent M. Bergene
Vice President -
Pricing and Product
Development

Arthur H. Berman                American Enterprise Life                                  Director
Senior Vice President and       Insurance Company
Treasurer
                                Ameriprise Financial                                      Senior Vice President
                                Services Inc.                                             and Treasurer

                                American Partners Life                                    Director
                                Insurance Company

                                IDS Life Insurance                                        Director
                                Company

Walter S. Berman                Advisory Capital Partners LLC                             Treasurer
Director, Executive Vice
President and                   Advisory Capital Strategies                               Treasurer
Chief Financial Officer         Group Inc.

                                Advisory Convertible Arbitrage LLC                        Treasurer

                                Advisory Select LLC                                       Treasurer

                                American Centurion Life                                   Vice President and Treasurer
                                Assurance Company

                                American Enterprise Life                                  Vice President and Treasurer
                                Insurance Company

                                American Enterprise REO 1, LLC                            Treasurer

                                RiverSource Investments, LLC                              Treasurer


                                American Express Asset Management                         Treasurer
                                International, Inc.

                                Ameriprise Certificate Company                            Treasurer

                                RiverSource Service Corporation                           Treasurer


                                American Express Corporation                              Treasurer

                                Ameriprise Financial                                      Director
                                Services Inc.

                                American Express                                          Vice President and Treasurer
                                Financial Advisors Services Japan Inc.

                                American Express Insurance                                Treasurer
                                Agency of Alabama Inc.

                                American Express Insurance                                Treasurer
                                Agency of Arizona Inc.

                                American Express Insurance                                Treasurer
                                Agency of Idaho Inc.

                                American Express Insurance                                Treasurer
                                Agency of Maryland Inc.

                                American Express Insurance                                Treasurer
                                Agency of Massachusetts Inc.

                                American Express Insurance                                Treasurer
                                Agency of Nevada Inc.

                                American Express Insurance                                Treasurer
                                Agency of New Mexico Inc.

                                American Express Insurance                                Treasurer
                                Agency of Oklahoma Inc.

                                American Express Insurance                                Treasurer
                                Agency of Wyoming Inc.

                                Ameriprise Auto & Home                                    Treasurer
                                Insurance

                                Ameriprise Auto & Home                                    Treasurer
                                Insurance
                                of Kentucky, Inc.

                                Ameriprise Auto & Home                                    Treasurer
                                Insurance
                                of Maryland, Inc.

                                Ameriprise Auto & Home                                    Treasurer
                                Insurance
                                of Pennsylvania, Inc.

                                American Partners Life                                    Vice President and Treasurer
                                Insurance Company

                                AMEX Assurance Company                                    Treasurer

                                Boston Equity General                                     Treasurer
                                Partner LLC

                                IDS Cable Corporation                                     Treasurer

                                IDS Cable II Corporation                                  Treasurer

                                IDS Capital Holdings Inc.                                 Treasurer

                                IDS Life Insurance Company                                Vice President and Treasurer

                                IDS Life Insurance Company                                Vice President and Treasurer
                                of New York

                                IDS Management Corporation                                Treasurer

                                IDS Partnership Services                                  Treasurer
                                Corporation

                                IDS Property Casualty                                     Treasurer
                                Insurance Company

                                IDS Realty Corporation                                    Treasurer

                                IDS REO 1, LLC                                            Treasurer

                                IDS REO 2, LLC                                            Treasurer

                                Investors Syndicate                                       Vice President and Treasurer
                                Development Corp.

                                Kenwood Capital                                           Treasurer
                                Management LLC

                                Threadneedle Asset Management                             Director
                                Holdings LTD

Robert C. Bloomer               Ameriprise Financial                                      Vice President - Technologies III
Vice President -                Services Inc.
Technologies III

Leslie H. Bodell                Ameriprise Financial                                      Vice President - Technologies I
Vice President -                Services Inc.
Technologies I

Randy L. Boser                  Ameriprise Financial                                      Vice President - Mutual Fund
Vice President -                Services Inc.                                             Business Development
Business Development
                                IDS Life Insurance Company                                Assistant Vice President

Kenneth J. Ciak                 AMEX Assurance Company                                    Director, President and Chief
Vice President and General                                                                Executive Officer
Manager - IDS Property
Casualty                        Ameriprise Financial                                      Vice President and General
                                Services Inc.                                             Manager - IDS Property
                                                                                          Casualty

                                Ameriprise Auto & Home                                    Director, President and Chief
                                Insurance                                                 Executive Officer
                                of Kentucky Inc.

                                Ameriprise Auto & Home                                    Director, President and Chief
                                Insurance                                                 Executive Officer
                                of Maryland Inc.

                                Ameriprise Auto & Home                                    Director, President and Chief
                                Insurance                                                 Executive Officer
                                of Pennsylvania Inc.

                                IDS Property Casualty        1 WEG Blvd.                  Director, President and Chief
                                Insurance Company            DePere, WI 54115             Executive Officer

Paul A. Connolly                Ameriprise Financial                                      Vice President - RL HR/US Retail
Vice President - Retail         Services Inc.
Distribution Services

James M. Cracchiolo             Ameriprise Financial                                      Director, Chairman of the Board,
Director, Chairman of           Services Inc.                                             President and Chief Executive Officer
the Board, President and
Chief Executive Officer         Threadneedle Asset                                        Director and Chairman of the Board
                                Management Holdings LTD

Colleen Curran                  Ameriprise Financial                                      Vice President and
Vice President and Assistant    Services Inc.                                             Assistant General Counsel
General Counsel

Luz Maria Davis                 Ameriprise Financial                                      Vice President - Employee
Vice President - Employee       Services Inc.                                             Communications
Communications

Paul James Dolan                Ameriprise Financial                                      Vice President - CAO Product Sales
Vice President -                Services Inc.
CAO Product Sales

William V. Elliott              Ameriprise Financial                                      Vice President - Financial
Vice President - Financial      Services Inc.                                             Planning and Advice
Planning and Advice


Benjamin R. Field               Ameriprise Financial                                      Vice President - Finance Education &
Vice President - Finance        Services Inc.                                             Planning Services
Education & Planning
Services

Gordon M. Fines                 RiverSource Investments, LLC                              Vice President - Senior Portfolio
Vice President - Financial                                                                Manager
Education &
Planning
Services                        Ameriprise Financial                                      Vice President - Senior
                                Services Inc.                                             Portfolio Manager I

Giunero Floro                   Ameriprise Financial Services Inc.                        Vice President - Creative
Services
Vice President - Creative
Services

Terrence J. Flynn               Ameriprise Financial Services Inc.                        Vice President - Brokerage
Vice President - Brokerage                                                                Clearing Operations
Clearing
Operations
                                American Enterprise                                       President and Chief Executive Officer
                                Investment Services Inc.

                                RiverSource                                               Director and Senior Vice President -
                                Service Corporation                                       Clearing Operations

Jeffery P. Fox                  Ameriprise Financial                                      Vice President - Investment
Accounting
Vice President -                Services Inc.
Investment
Accounting

Laura C. Gagnon                 Ameriprise Financial Services Inc.                        Vice President - Investor Relations
Vice President - Investor
Relations

Peter A. Gallus                 Advisory Capital Strategies                               Director, President, Chief Operating
Vice President - Investment     Group Inc.                                                Officer and Chief Compliance Officer
Administration
                                Advisory Capital Partners LLC                             President, Chief Operating Officer,
                                                                                          Chief Compliance Officer
                                Advisory Convertible
                                Arbitrage LLC                                             President, Chief Operating Officer,
                                                                                          Chief Compliance Officer

                                Advisory Select LLC                                       Vice President and Chief
                                                                                          Compliance Officer

                                Ameriprise Financial                                      Vice President - CAO - AEFA
                                Services Inc.                                             Investment Management

                                RiverSource Investments, LLC                              Senior Vice President, Chief
                                                                                          Operating Officer and Assistant
                                                                                          Treasurer

                                American Express Asset                                    Assistant Treasurer
                                Management International, Inc.

                                Boston Equity General                                     President, Chief Operating Officer,
                                Partner LLC                                               Chief Compliance Officer

                                Kenwood Capital Management LLC                            Manager

                                IDS Capital Holdings Inc.                                 Vice President and Controller

Michael R. Greene
Vice President -
Compliance/Legal/Regulatory
Project Management Office

Steven Guida                    RiverSource                                               Director
Vice President - New            Service Corporation
Business and Service
                                Ameriprise Financial                                      Vice President - New
                                Services Inc.                                             Business and Service

                                American Express Insurance                                Vice President
                                Agency of Massachusetts Inc.

Teresa A. Hanratty              Ameriprise Financial                                      Senior Vice
Senior Vice President -         Services Inc.                                             President - Field
Management
Field Management

Lorraine R. Hart                AMEX Assurance Company                                    Vice President -
Vice President - Fixed Income                                                             Investments
Investment Administration
Officer                         American Centurion Life      20 Madison Ave. Extension    Vice President -  Investments
                                Assurance Company            P.O. Box 5555
                                                             Albany, NY  12205-0555

                                American Enterprise Life     829 Ameriprise               Vice President -  Investments
                                Insurance Company            Financial Center
                                                             Minneapolis, MN  55474

                                American Enterprise          829 Ameriprise             Vice President
                                REO 1, LLC                   Financial Center
                                                             Minneapolis, MN  55474

                                Ameriprise                                                Vice President -  Investments
                                Certificate Company

                                American Express                                          Director, President and Chief
                                Corporation                                               Executive Officer

                                American Express International                            Vice President - Investments
                                Deposit Company

                                Ameriprise Financial                                      Vice President - Fixed Income
                                Services Inc.                                             Investment  Administration Officer

                                American Partners Life       1751 Ameriprise              Vice President - Investments
                                Insurance Company            Financial Center
                                                             Minneapolis, MN  55474

                                IDS Life Insurance Company                                Vice President - Investments

                                IDS Life Insurance Company   P.O. Box 5144                Vice President - Investments
                                of New York                  Albany, NY 12205

                                IDS Property Casualty        1 WEG Blvd.                  Vice President - Investments
                                Insurance Company            DePere, WI 54115

                                IDS REO 1, LLC                                            Vice President

                                IDS REO 2, LLC                                            Vice President

                                Investors Syndicate                                       Director and Vice
                                Development Corp.                                         President - Investments

Janis K. Heaney                 Ameriprise Financial                                      Vice President - Incentive
Vice President - Incentive      Services Inc.                                             Management
Management

Brian M. Heath                  Ameriprise Financial                                      Senior Vice President -
Senior Vice President -         Services Inc.                                             Advisor Group
Advisor Group


Nancy R. Hughes                 American Centurion Life                                   Assistant Vice President
Assistant Vice President        Assurance Company

                                American Enterprise Life                                  Assistant Vice President
                                Insurance Company

                                American Enterprise REO 1 LLC                             Assistant Vice President

                                Ameriprise Certificate                                    Assistant Vice President
                                Company

                                American Partners Life                                    Assistant Vice President
                                Insurance Company

                                IDS Life Insurance Company                                Assistant Vice President

                                IDS Life Insurance Company                                Assistant Vice President
                                of New York

                                IDS REO 1 LLC                                             Assistant Vice President

                                IDS REO 2 LLC                                             Assistant Vice President

Debra A. Hutchinson             Ameriprise Financial                                      Vice President - Technologies I
Vice President -                Services Inc.
Technologies I

Andrew A. Jackson               Ameriprise Financial                                      General Auditor
General Auditor                 Services Inc.

James M. Jensen                 Ameriprise Financial                                      Vice President - Compensation
Vice President - Advice and     Services Inc.                                             and Licensing Services
Retail Distribution Group,
Product, Compensation and       American Express Insurance                                Director, Vice President
Field Administration            Agency of Alabama Inc.

                                American Express Insurance                                Director, Vice President
                                Agency of Arizona Inc.

                                American Express Insurance                                Director, Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Director, Vice President
                                Agency of Maryland Inc.

                                American Express Insurance                                Director, Vice President
                                Agency of Massachusetts Inc.

                                American Express Insurance                                Director, Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Director, Vice President
                                Agency of New Mexico Inc.

                                American Express Insurance                                Director, Vice President
                                Agency of Oklahoma Inc.

                                American Express Insurance                                Director, Vice President
                                Agency of Wyoming Inc.

Amy K. Johnson
Vice President -
Operations and
Compliance

Paul R. Johnston                American Centurion Life                                   Secretary
Secretary                       Assurance Company

                                American Enterprise                                       Secretary
                                Investment Services Inc.

                                American Enterprise Life                                  Secretary
                                Insurance Company

                                American Enterprise REO 1, LLC                            Secretary

                                RiverSource                                               Secretary
                                Investments, LLC

                                American Express Asset Management                         Secretary
                                International, Inc.

                                RiverSource                                               Secretary
                                Service Corporation

                                American Express Corporation                              Secretary

                                Ameriprise Financial                                      Secretary
                                Services Inc.

                                American Express                                          Secretary
                                Financial Advisors Japan Inc.

                                Ameriprise Financial                                      Secretary
                                Inc.

                                American Express Insurance                                Secretary
                                Agency of Alabama Inc.

                                American Express Insurance                                Secretary
                                Agency of Arizona Inc.

                                American Express Insurance                                Secretary
                                Agency of Idaho Inc.

                                American Express Insurance                                Secretary
                                Agency of Maryland Inc.

                                American Express Insurance                                Secretary
                                Agency of Massachusetts Inc.

                                American Express Insurance                                Secretary
                                Agency of Nevada Inc.

                                American Express Insurance                                Secretary
                                Agency of New Mexico Inc.

                                American Express Insurance                                Secretary
                                Agency of Oklahoma Inc.

                                American Express Insurance                                Secretary
                                Agency of Wyoming Inc.

                                Ameriprise Auto & Home                                    Vice President, General Counsel
                                Insurance                                                 and Secretary

                                Ameriprise Auto & Home                                    Secretary
                                Insurance
                                of Kentucky, Inc.

                                Ameriprise Auto & Home                                    Secretary
                                Insurance
                                of Maryland, Inc.

                                Ameriprise Auto & Home                                    Secretary
                                Insurance
                                of Pennsylvania, Inc.

                                Ameriprise Trust Company                                  Secretary

                                American Partners Life                                    Assistant General Counsel
                                Insurance Company                                         and Secretary

                                AMEX Assurance Company                                    Director, General Counsel and
                                                                                          Secretary

                                IDS Cable Corporation                                     Vice President and Secretary

                                IDS Cable II Corporation                                  Vice President and Secretary

                                IDS Capital Holdings Inc.                                 Secretary

                                IDS Life Insurance Company                                Assistant General Counsel
                                                                                          and Secretary

                                IDS Life Insurance Company                                Secretary
                                of New York

                                IDS Management Corporation                                Vice President and Secretary

                                IDS Partnership Services                                  Vice President and Secretary
                                Corporation

                                IDS Property Casualty                                     Director, Vice President,
                                Insurance Company                                         General Counsel and Secretary

                                IDS Realty Corporation                                    Vice President and Secretary

                                IDS REO 1, LLC                                            Secretary

                                IDS REO 2, LLC                                            Secretary

                                Investors Syndicate                                       Secretary
                                Development Corp.

Nancy E. Jones                  Ameriprise Financial                                      Vice President - Advisor
Vice President - Advisor        Services Inc.                                             Marketing
Marketing

William A. Jones                Ameriprise Financial                                      Vice President - Technologies III
Vice President -                Services Inc.
Technologies III

John C. Junek                   Ameriprise Financial                                      Senior Vice President and
Senior Vice President           Services Inc.                                             General Counsel
and General Counsel

Ora J. Kaine                    Ameriprise Financial                                      Vice President - Retail
Vice President - Retail         Services Inc.                                             Distribution Services
Distribution Services

Michelle M. Keeley              AMEX Assurance Company                                    Vice President-Investments
Senior Vice President -
Fixed Income                    American Centurion Life                                   Vice President-Investments
                                Assurance Company

                                American Enterprise Life                                  Vice President-Investments
                                Insurance Company

                                RiverSource                                               Director and Senior Vice President -
                                                                                          Fixed Income
                                Investments, LLC

                                American Express                                          Director
                                Asset Management
                                Group International Inc.

                                Ameriprise                                                Vice President-Investments
                                Certificate Company

                                Ameriprise Financial                                      Senior Vice President-Fixed Income
                                Services Inc.

                                American Partners Life                                    Vice President-Investments
                                Insurance Company

                                IDS Life Insurance Company                                Vice President-Investments

                                IDS Life Insurance Company                                Vice President-Investments
                                of New York

                                Kenwood Capital Management LLC                            Manager

Claire Kolmodin                 Ameriprise Financial                                      Vice President - Strategic
Vice President - Strategic      Services Inc.                                             Initiatives
Initiatives

Lori J. Larson                  Ameriprise Financial                                      Vice President - Advisor
Vice President - Advisor        Services Inc.                                             Field Force Growth &
Field Force Growth &                                                                      Retention
Retention

Daniel E. Laufenberg            Ameriprise Financial                                      Vice President - Chief U.S. Economist
Vice President and Chief        Services Inc.
U.S. Economist

Jane W. Lee                     Ameriprise Financial                                      Vice President and General
Vice President and General      Services Inc.                                             Manager Platinum
Manager Platinum Financial                                                                Financial Services
Services

Catherine M. Libbe              Ameriprise Financial                                      Vice President - Marketing & Product
Vice President -                Services Inc.                                             Retirement Services
Marketing  & Product
Retirement Services

Diane D. Lyngstad               Ameriprise Financial                                      Chief Financial Officer and Vice
Vice President - Comp           Services Inc.                                             President - Comp and Licensing
Services
and Licensing Services
                                RiverSource                                               Director, Vice President and Chief
                                Service Corporation                                       Financial Officer

Timothy J. Masek                Ameriprise Financial                                      Vice President - Fixed Income Research
Vice President - Fixed          Services Inc.
Income Research

Mark T. McGannon                Ameriprise Financial                                      Vice President and
Vice President and              Services Inc.                                             General Manager - Products Sales
General Manager -
Products Sales

Brian J. McGrane                Ameriprise Financial                                      Vice President and Lead Financial
Vice President -                Services Inc.                                             Officer Finance
Lead Financial Officer
Finance                         Advisory Capital Partners LLC                             Vice President and Chief Financial
                                                                                          Officer

                                Advisory Capital                                          Vice President and Chief Financial
                                Strategies Group Inc.                                     Officer

                                Advisory Convertible                                      Vice President and Chief Financial
                                Arbitrage LLC                                             Officer

                                Advisory Select LLC                                       Vice President and Chief Financial
                                                                                          Officer

                                RiverSource                                               Vice President and Chief Financial
                                Investments, LLC                                          Officer

                                American Express Asset                                    Vice President and Chief Financial
                                Management International Inc.                             Officer

                                Ameriprise                                                Vice President and Chief Financial
                                Certificate Company                                       Officer

                                Ameriprise Trust Company                                  Director

                                Boston Equity General                                     Vice President and Chief Financial
                                Partner LLC                                               Officer

Sarah M. McKenzie               Ameriprise Financial                                      Vice President -
Vice President -                Services Inc.                                             Managed and Brokerage Products
Managed and Brokerage
Products

Penny J. Meier                  Ameriprise Financial                                      Vice President - Business
Vice President - Business       Services Inc.                                             Transformation/Six Sigma
Transformation/Six Sigma

Paula R. Meyer                  Ameriprise Financial                                      Senior Vice President and General
Senior Vice President           Services Inc.                                             Manager - Mutual Funds
and General
Manager - Mutual Funds          Ameriprise  Certificate                                   Director, President Chairman of the
                                Company                                                   Board and Chief Executive Officer

                                American Express                                          Director and President
                                International Deposit
                                Company

                                Ameriprise Trust Company                                  Director


                                Investors Syndicate                                       Director, President and Chief
                                Development Corp.                                         Executive Officer

                                RiverSource Service Corporation                           Senior Vice President

Holly Morris                    Ameriprise Financial                                      Senior Vice President -
Senior Vice President -         Services Inc.                                             Technologies
Technologies

Rebecca A. Nash                 Ameriprise Financial                                      Vice President -
Vice President -                Services Inc.                                             Service Operations
Service Operations
                                AMEX Assurance Company                                    Vice President -
                                                                                          Insurance

                                IDS Property Casualty                                     Vice President -
                                Insurance Company                                         Insurance

B. Roger Natarajan              American Enterprise Life                                  Director, Vice President
Vice President - Finance        Insurance Company                                         and Chief Actuary

                                American Centurion Life                                   Vice President and Chief Actuary
                                Assurance Company

                                Ameriprise Financial                                      Vice President - Finance
                                Services Inc.

                                American Partners Life                                    Director, Vice President and
                                Insurance Company                                         Chief Actuary

                                IDS Life Insurance Company                                Director, Vice President
                                                                                          and Chief Actuary

                                IDS Life Insurance Company                                Vice President and Chief Actuary
                                of New York

Francois B. Odouard             Ameriprise Financial                                      Vice President - Brokerage
Vice President -                Services Inc.
Brokerage

Michael J. O'Keefe              Ameriprise Financial                                      Vice President - Advisory
Vice President - Advisory       Services Inc.                                             Business Systems
Business Systems

Benji Orr                       Advisory Capital Partners LLC                             Deputy Money Laundering
Deputy Money                                                                              Prevention Officer
Laundering
Prevention Officer              Advisory Capital Strategies Group                         Deputy Money Laundering
                                Inc.                                                      Prevention Officer

                                Advisory Convertible Arbitrage LLC                        Deputy Money Laundering
                                                                                          Prevention Officer

                                Advisory Select LLC                                       Deputy Money Laundering
                                                                                          Prevention Officer

                                American Enterprise Investment                            Deputy Money Laundering
                                Services Inc                                              Prevention Officer

                                American Enterprise REO 1 LLC                             Deputy Money Laundering
                                                                                          Prevention Officer

                                American Express Asset Management                         Deputy Money Laundering
                                International Inc.                                        Prevention Officer

                                American Express Corporation                              Deputy Money Laundering
                                                                                          Prevention Officer

                                American Express Financial                                Deputy Money Laundering
                                Corporation                                               Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of Arizona Inc.                                           Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of Idaho Inc.                                             Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of Maryland Inc.                                          Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of Massachusetts Inc.                                     Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of Nevada Inc.                                            Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of New Mexico Inc.                                        Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of Oklahoma Inc.                                          Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of Texas Inc.                                             Prevention Officer

                                American Express Insurance Agency                         Deputy Money Laundering
                                of Wyoming Inc.                                           Prevention Officer

                                American Express Trust Company                            Deputy Money Laundering
                                                                                          Prevention Officer

                                Ameriprise Auto & Home Insurance                          Deputy Money Laundering
                                                                                          Prevention Officer

                                Ameriprise Financial Services,                            Deputy Money Laundering
                                Inc.                                                      Prevention Officer

                                Boston Equity General Partner LLC                         Deputy Money Laundering
                                                                                          Prevention Officer

                                IDS Capital Holdings Inc.                                 Deputy Money Laundering
                                                                                          Prevention Officer

                                IDS Management Corporation                                Deputy Money Laundering
                                                                                          Prevention Officer

                                RiverSource Investments, LLC                              Deputy Money Laundering
                                                                                          Prevention Officer

                                RiverSource Service Corporation                           Deputy Money Laundering
                                                                                          Prevention Officer

Paul Pearson
Vice President - SPS
and External Products

Samuel Perruchoud               RiverSource Investments, LLC                              Senior Portfolio Manager
Senior Portfolio Manager
                                American Express Asset Management                         Vice President
                                International Inc.

Scott R. Plummer                American Centurion Life                                   38a-1 Chief Compliance Officer
Vice President -                Assurance Company
Asset Management
Compliance                      American Enterprise Life                                  38a-1 Chief Compliance Officer
                                Insurance Company

                                Ameriprise Certificate                                    Compliance Officer
                                Company

                                American Partners                                         38a-1 Chief Compliance Officer
                                Life Insurance Company

                                IDS Life Insurance Company                                38a-1 Chief Compliance Officer

                                IDS Life Insurance Company                                38a-1 Chief Compliance Officer
                                of New York

Mark A. Riordan                 Ameriprise Financial                                      Vice President - Finance
Vice President - Finance        Services Inc.                                             Emerging Technologies
Emerging Technologies

ReBecca K. Roloff               Ameriprise Financial                                      Senior Vice President - GFS
Senior Vice President -         Services Inc.
GFS

Andrew C. Schell                Ameriprise Financial                                      Vice President - Strategy
Vice President - Strategy       Services Inc.                                             and Planning
and Planning

Mark E. Schwarzmann             American Enterprise Life                                  Director, Chairman of the Board and
Senior Vice President -         Insurance Company                                         Chief Executive Officer
Insurance and Annuities
                                Ameriprise Financial                                      Senior Vice President - Insurance
                                Services Inc.                                             and Annuities

                                American Partners Life                                    Director, Chairman of the Board and
                                Insurance Company                                         Chief Executive Officer

                                IDS Life Insurance Company                                Director, Chairman of the Board and
                                                                                          Chief Executive Officer

Gary A. Scott                   Ameriprise Financial                                      Vice President - Client Acquisition
Vice President -                Services Inc.                                             Marketing and Services
Client Acquisition
Marketing and Services

Kim M. Sharan
Senior Vice President
and Chief Marketing Officer

Jacqueline M. Sinjem            Ameriprise Financial                                      Vice President - Plan Sponsor
Vice President - Plan           Services Inc.                                             Services
Sponsor Services
                                Ameriprise Trust                                          Vice President
                                Company

Peter L. Slattery               Advisory Select LLC                                       President and Chief Operating
Vice President - Marketing                                                                Officer
Officer Development

                                IDS Futures Brokerage                                     General Manager and Director
                                Group

                                IDS Futures Corporation                                   Vice President

Bridget M. Sperl                RiverSource                                               Director, Chairman of the Board;
Senior Vice President -         Service Corporation                                       President and Chief Executive
Officer
Client Service
Organization                    Ameriprise Financial                                      Senior Vice President -
                                Services Inc.                                             Client Service Organization

                                IDS Life Insurance Company                                Executive Vice President -
                                                                                          Client Service

                                IDS Property Casualty                                     Director
                                Insurance Company

Lisa A. Steffes                 Ameriprise Financial                                      Vice President - Marketing
Vice President - Marketing      Services Inc.                                             Officer Development
Officer Development
                                AMEX Assurance Company                                    Director

                                IDS Property Casualty        1 WEG Blvd.                  Director
                                Insurance Company            DePere, WI 54115

David K. Stewart                American Centurion Life                                   Vice President and Controller
Vice President and              Assurance Company
Controller
                                American Enterprise                                       Treasurer
                                Investment Services Inc.

                                American Enterprise Life                                  Vice President and Controller
                                Insurance Company

                                Ameriprise                                                Vice President, Controller and
                                Certificate Company                                       Chief Accounting Officer

                                Ameriprise Financial                                      Vice President and Controller
                                Services Inc.

                                American Partners Life                                    Vice President and Controller
                                Insurance Company

                                IDS Life Insurance                                        Vice President and Controller
                                Company

                                IDS Life Insurance                                        Vice President and Controller
                                Company of New York

Caroline Stockdale-Boon         Ameriprise Financial                                      Senior Vice President -
Senior Vice President -         Services Inc.                                             Human Resources
Human Resources

Jeffrey J. Stremcha             Ameriprise Financial                                      Vice President - Technologies I
Vice President -                Services Inc.
Technologies I

John T. Sweeney                 American Enterprise Investment                            Chief Financial Officer
Vice President - Lead           Services, Inc.
Financial Officer -
Products Group                  Ameriprise Financial                                      Vice President, Lead Financial
                                Services Inc.                                             Officer - Banking, Brokerage
                                                                                          and Managed Products

                                AMEX Assurance Company                                    Director

                                IDS Cable Corporation                                     Director

                                IDS Cable II Corporation                                  Director

                                IDS Partnership                                           Director
                                Services Corporation

                                IDS Property Casualty                                     Director
                                Insurance Company

                                IDS Realty Corporation                                    Director

Joseph E. Sweeney               Ameriprise Financial Services Inc.                        Senior Vice President -
Senior Vice President -                                                                   U.S. Brokerage and Membership
U.S. Brokerage and Membership                                                             Banking
Banking
                               American Express Investment                               Director
                               Investment Services Inc.

William F. "Ted" Truscott       Advisory Capital Strategies                               Director
Senior Vice President and       Group Inc.
Chief Investment Officer
                                RiverSource                                               Director, President and Chairman of
                                Investments, LLC                                          the Board, Chief Investment Officer

                                American Express Asset                                    Director
                                Management International Inc.

                                Ameriprise Financial                                      Senior Vice President and
                                Services Inc.                                             Chief Investment Officer

                                IDS Capital Holdings Inc.                                 Director and President

                                Kenwood Capital Management LLC                            Manager

                                Threadneedle Asset Management                             Director
                                Holdings

George F. Tsafaridis            Ameriprise Financial                                      Vice President - Quality & Service
Vice President -                Services Inc.                                             Support
Quality & Service Support

Ramanathan Venkataramana        Ameriprise Financial                                      Vice President - Technologies III
Vice President -                Services Inc.
Technologies III

Peter S. Velardi                Ameriprise Financial                                      Senior Vice President -
Senior Vice President -         Services Inc.                                             Field Management
Field Management

Andrew O. Washburn              Ameriprise Financial                                      Vice President - Mutual Fund
Marketing
Vice President -                Services Inc.
Marketing

Beth E. Weimer                  Ameriprise Financial                                      Vice President and Chief
Vice President and              Services Inc.                                             Compliance Officer -
Chief Compliance Officer                                                                  Asset Management and
                                                                                          Insurance

                                RiverSource                                               Chief Compliance Officer
                                Service Corporation

Jeffery A. Williams             Ameriprise Financial                                      Senior Vice President -
Senior Vice President -         Services Inc.                                             Cross-Sell/Strategic
Cross-Sell/Strategic                                                                      Management
Management

William J. Williams             Ameriprise Financial                                      Senior Vice President - Field Management
Senior Vice President -         Services Inc.
Field
Management

Dianne L. Wilson                Ameriprise Financial                                      Vice President - Insurance
Operations
Vice President -                Services Inc.
Insurance
Operations
                                Amex Assurance Company                                    Director and Senior Vice
President

                                Ameriprise Auto & Home                                    Vice President
                                Insurance
                                of Kentucky Inc.

                                Ameriprise Auto & Home                                    Vice President
                                Insurance
                                of Maryland Inc.

                                Ameriprise Auto & Home                                     Vice President
                                Insurance
                                of Pennsylvania Inc.

                                IDS Property Casualty Company                             Director and Senior Vice
President

Michael D. Wolf                 Ameriprise Financial                                      Vice President and Equity
Vice President and Senior       Services Inc.                                             Senior Portfolio Manager
Portfolio
Manager

Michael R. Woodward             Ameriprise Financial                                      Senior Vice President -
Senior Vice President -         Services Inc.                                             Field Management
Field Management
                                American Centurion Life      20 Madison Ave. Extension    Director
                                Assurance Company            Albany, NY 12205-0555

                                IDS Life Insurance Company   P.O. Box 5144                Director
                                of New York                  Albany, NY 12205

John Woener                     Ameriprise Financial                                      Senior Vice President -
Senior Vice President -         Services Inc.                                             Strategic Planning and
Strategic Planning and                                                                    Business Development
Business Development

* Unless otherwise noted, address is 70100 Ameriprise Financial Center, Minneapolis, MN 55474.

Item 27.       Principal Underwriters

               (a)  Not Applicable.
               (b)  Not Applicable.
               (c)  Not Applicable.

Item 28.       Location of Accounts and Records

               American Express Financial Corporation
               70100 AXP Financial Center
               Minneapolis, MN  55474

Item 29.       Management Services

               Not Applicable.

Item 30.       Undertakings

               Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and the State of Minnesota, on the 17th day of October, 2005.


                                  GROWTH TRUST

                                  By /s/ Paula R. Meyer
                                     ------------------------
                                         Paula R. Meyer
                                         President





                                  By /s/ Jeffrey P. Fox
                                     -------------------
                                         Jeffrey P. Fox
                                         Treasurer

Pursuant to the requirements of the Investment Company Act of 1940, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of October, 2005.

Signature                                          Capacity


/s/  Arne H. Carlson*                              Chair of the Board
---------------------
     Arne H. Carlson

/s/  Philip J. Carroll, Jr.*                       Trustee
-----------------------------
     Philip J. Carroll, Jr.

/s/  Patricia M. Flynn*                            Trustee
------------------------
     Patricia M. Flynn

/s/  Anne P. Jones*                                Trustee
-------------------
     Anne P. Jones

/s/  Stephen R. Lewis, Jr.*                        Trustee
-----------------------------
     Stephen R. Lewis, Jr.

/s/  Catherine James Paglia*                       Trustee
-----------------------------
     Catherine James Paglia

/s/  Alan K. Simpson*                              Trustee
---------------------
     Alan K. Simpson

/s/  Alison Taunton-Rigby*                         Trustee
---------------------------
     Alison Taunton-Rigby

/s/  William F. Truscott*                          Trustee
-------------------------
     William F. Truscott


* Signed pursuant to Trustees' Power of Attorney dated Nov. 11, 2004, filed electronically herewith as Exhibit (q)(1) by:



/s/  Leslie L. Ogg
------------------
     Leslie L. Ogg